Exhibit 99.2

Press Release For Immediate Release	Contact: Christopher D. Myers President and CEO (909) 980-4030

CVB Financial Corp. to Meet With Investors at

FIG Partners’ West Coast Forum in San Francisco

Ontario, CA, February 3, 2015 – Christopher D. Myers, President and Chief Executive Officer of CVB Financial Corp., will be part of the Leaders Bank Panel and hosting one-on-one meetings with investors at FIG Partners’ West Coast CEO Forum on Thursday, February 5, 2015. The event will take place at the Palace Hotel in San Francisco, CA from February 4 to February 5, 2015.

Mr. Myers’ investor presentation is available on CVB Financial Corp.’s website at www.cbbank.com under the “Investors” tab.

Corporate Overview

CVB Financial Corp. is the holding company for Citizens Business Bank. The Bank is the largest financial institution headquartered in the Inland Empire region of Southern California with assets of approximately $7.4 billion. Citizens Business Bank serves 42 cities with 40 Business Financial Centers, six Commercial Banking Centers, and three trust office locations serving the Inland Empire, Los Angeles County, Orange County, San Diego County, and the Central Valley areas of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol “CVBF.” For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the “Investors” tab.